SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

Form 8-A

For Registration of Certain Classes of Securities Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Bradley Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	22-2581418 (IRS Employer Identification No.)

383 Route 46 West, Fairfield, New Jersey 07004 (Address of principal executive offices) (Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |X|

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |_|

Securities Act registration statement file number to which this Form relates: None.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Stock, Par Value $.01	Name of each exchange on which each class is to be registered New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None.

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered

The capital stock of Bradley Pharmaceuticals, Inc. (the“Registrant”) to be registered on the New York Stock Exchange, Inc. is the Registrant’s Common Stock with a par value of $0.01 per share. For a description of the Common Stock, reference is made to the information set forth under “Description of Securities” in the prospectus that forms a part of the Registrant’s Registration Statement on Form SB-2 (Registration No. 333-60879), as filed with the Securities and Exchange Commission on August 7, 1998, as amended by any amendments thereto and any prospectus subsequently filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which description is incorporated herein by reference.

Item 2. Exhibits

None.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BRADLEY PHARMACEUTICALS, INC.

By	/s/ Daniel Glassman Daniel Glassman Chairman of the Board, Chief Executive Officer and President

Date: May 5, 2003